UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HUMBL Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	91-2048019
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 B Street Suite 300 San Diego, California	92101
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number to which the form relates: 333-261403

Securities to be registered pursuant to Section 12(g) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Stock,	OTC:QB
$.00001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

HUMBL Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.00001 per share, registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-2048019), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 29, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit No.	Description
3.1*	Certificate of Incorporation

3.2*	Amendment to Certificate of Incorporation

3.3*	Amendment to Certificate of Incorporation – Series B

3.4*	Certificate of Withdrawal – Series C

3.5*	Bylaws of HUMBL, Inc.

* Previously filed with the Company’s Form S-1 filed with the Securities and Exchange Commission on November 29, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HUMBL, Inc.

Date: August 1, 2022	By:	/s/ Brian Foote
Brian Foote
Chief Executive Officer